EXHIBIT 10.1

SUMMARY OF OFFER LETTER BY AND BETWEEN
 JAMES RIVER GROUP, INC. AND GREGG T. DAVIS

The Company extended an offer letter to Gregg T. Davis, an at-will employee and our Executive Vice President–Finance. Pursuant to the offer letter, Mr. Davis is paid a base salary of $275,000, is eligible to receive discretionary bonuses as the Board of Directors may determine and may participate in benefit plans generally available to executive employees. Pursuant to the offer letter, the Company intends to enter into an employment agreement with Mr. Davis.